Exhibit 10(iii)(43)

                                     FORM OF

                              CH ENERGY GROUP, INC.

                          PERFORMANCE SHARES AGREEMENT

                        (Long-Term Equity Incentive Plan)

         This Performance Shares Agreement (this "Agreement") is made as of March ___, 2006 (the "Date of Grant") between CH Energy Group, Inc., a New York corporation (the "Corporation") and __________________, an employee of the Corporation or its Subsidiaries (the "Grantee").

         WHEREAS, the Board of Directors of the Corporation has duly adopted, subject to shareholder approval, the CH Energy Group, Inc. Long-Term Equity Incentive Plan (the "Plan"), which authorizes the Corporation to grant to eligible individuals performance shares, each such performance share being equal in value to one share of the Corporation's common stock, par value $0.10, (the "Common Shares"); and

         WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the "Committee") has determined that it is desirable and in the best interests of the Corporation to grant to the Grantee a certain number of performance shares, subject to shareholder approval of the Plan, in order to provide the Grantee with an incentive to advance the interests of the Corporation, all according to the terms and conditions set forth herein and in the Plan.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.       Grant of Performance Shares.

                  (a) Subject to the terms and conditions of this Agreement and the Plan, and subject to shareholder approval of the Plan, the Corporation hereby grants to the Grantee ___________ performance shares (the "Performance Shares"), payment of which depends on the Corporation's performance as set forth in this Agreement and in the Performance Matrix (the "Performance Matrix") attached as Exhibit A.

                  (b) The Grantee's right to receive payment of all or any portion of the Performance Shares is contingent upon the achievement of certain management objectives established by the Committee (the "Management Objectives"), as set forth below. The achievement of the Management Objectives will be measured during the period from January 1, 2006 through December 31, 2008 (the "Performance Period").

                  (c) The Management Objectives for the Performance Period are based on earnings per share and annual dividend yield on book value, each relative to the performance of the companies in the Edison Electric Institute Index (the "EEI Index"). Each of the Management Objectives shall be weighted as follows:

                           (i) Fifty percent (50%) of the total number of
Performance Shares shall be based on the Corporation's percentage growth in earnings per share during the Performance Period relative to the percentage growth in earnings per share of the companies in the EEI Index during the same period (the "EPS Performance Shares").

                           (ii) Fifty percent (50%) of the total number of
Performance Shares shall be based on the average of the Corporation's annual dividend yield on book value during the Performance Period relative to the average of the annual dividend yield on book value of the companies in the EEI Index during the same period ("Dividend Yield Performance Shares").

                  (d) All determinations involving the Management Objectives shall be based on Generally Accepted Accounting Principles in effect at the time the objectives are established without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the objectives are established.

                  (e) The Grantee shall have no rights of ownership in the Performance Shares or in the Common Shares related thereto and shall have no right to dividends and no right to vote Performance Shares or the Common Shares related thereto until the date on which the Common Shares underlying the Performance Shares are issued to the Grantee pursuant to Section 5 hereof.

2.       Earning of Performance Shares.

                  (a) The EPS Performance Shares.

                           (i) If, upon the conclusion of the Performance
Period, the percentage growth in the Corporation's earnings per share during the Performance Period falls below the threshold percentile rank relative to the EEI Index, as set forth in the Performance Matrix, none of the EPS Performance Shares shall become earned.

                           (ii) If, upon the conclusion of the Performance
Period, the percentage growth in the Corporation's earnings per share during the Performance Period equals or exceeds the threshold percentile rank but is less than maximum percentile rank relative to the EEI Index, as set forth in the Performance Matrix, the percentage of the EPS Performance Shares shall become earned as set forth on the Performance Matrix opposite such percentile rank.

                           (iii) If, upon the conclusion of the Performance
Period, the percentage growth in the Corporation's earnings per share during the Performance Period equals or exceeds the maximum percentile rank relative to the EEI Index, as set forth in the Performance Matrix, 150% of the EPS Performance Shares shall become earned.

                  (b) The Dividend Yield Performance Shares.

                           (i) If, upon the conclusion of the Performance
Period, the average of the Corporation's annual dividend yield on book value during the Performance Period falls below the threshold percentile rank relative to the EEI Index, as set forth in the Performance Matrix, none of the Dividend Yield Performance Shares shall become earned.

                           (ii) If, upon the conclusion of the Performance
Period, the average of the Corporation's annual dividend yield on book value during the Performance Period equals or exceeds the threshold percentile rank but is less than maximum percentile rank relative to the EEI Index, as set forth in the Performance Matrix, the percentage of the Dividend Yield Performance Shares shall become earned as set forth on the Performance Matrix opposite such percentile rank.

                           (iii) If, upon the conclusion of the Performance
Period, the percentage growth in the Corporation's earnings per share during the Performance Period equals or exceeds the maximum percentile rank relative to the EEI Index, as set forth in the Performance Matrix, 150% of the Dividend Yield Performance Shares shall become earned.

                  (c) Modification. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, the manner in which it conducts business or other events or circumstances render the Management Objectives to be unsuitable, the Committee may modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate; provided, however, that no such action may result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (d) Conditions; Determination of Earned Award. Except as otherwise provided herein, the Grantee's right to receive any Performance Shares is contingent upon his or her remaining in the continuous employ of the Corporation or a Subsidiary through the end of the Performance Period. For purposes of this Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Committee. Prior to the payment of any Performance Shares as provided in Sections 3, 5 or 6, the Committee shall certify in writing the extent, if any, that the Management Objectives have been satisfied and shall determine the number, if any, of Performance Shares that shall have become earned hereunder. In all circumstances, the Committee shall have the ability and authority to reduce, but not increase, the amount of Performance Shares that become earned hereunder.

         3. Retirement or Death. If the Grantee's employment with the Corporation or a Subsidiary terminates following completion of the first full fiscal quarter of the Performance Period but prior to the end of the Performance Period due to the Grantee's Retirement or death, the Corporation shall pay to the Grantee or his or her executor or administrator, as the case may be, a number of Performance Shares equal to (i) the number of Performance Shares to which the Grantee would have been entitled under Section 2 above based on the performance of the Corporation during the full fiscal quarters completed during the Performance Period until the date of termination, multiplied by (ii) a fraction, the numerator of which is the number of days that the Grantee was employed during the Performance Period and the denominator of which is the number of days in the Performance Period. For purposes of this Agreement, "Retirement" means termination of employment with the Corporation or a Subsidiary either (i) on or after age 65 or (ii) pursuant to the early retirement provisions of the applicable pension plan of the Corporation. Such payment shall occur 30 days following the Grantee's termination of employment (or as soon as administratively practicable thereafter).

         4. Other Termination. If the Grantee's employment with the Corporation or a Subsidiary terminates before the payment of the Performance Shares as provided herein for any reason other than as set forth in Section 3 above, the Performance Shares will be forfeited automatically and without further notice.

         5. Payment of Performance Shares. Payment of any Performance Shares that become earned as set forth herein will be made in the form of Common Shares. Except as otherwise provided in Sections 3 and 6, payment will be made as soon as practicable after the receipt of audited financial statements of the Corporation relating to the last fiscal year of the Performance Period and the determination by the Committee of the level of attainment of the Management Objectives, but in no event shall such payment occur after March 15, 2009. Performance Shares will be forfeited if they are not earned at the end of the Performance Period (or such shorter period as provided in Section 3 or 6, if applicable) and, except as otherwise provided in this Agreement, if the Grantee ceases to be employed by the Corporation or a Subsidiary at any time prior to such shares becoming earned. To the extent that the Corporation or any Subsidiary is required to withhold any federal, state, local, foreign or other tax in connection with the payment of earned Performance Shares pursuant to this Agreement, it shall be a condition to the receipt of such Performance Shares that the Grantee make arrangements satisfactory to the Corporation or such Subsidiary for payment of such taxes required to be withheld. This tax withholding obligation may be satisfied by the Corporation withholding Performance Shares otherwise payable pursuant to this award.

         6. Change in Control. If a Change in Control occurs following the completion of the first full fiscal quarter of the Performance Period but prior to the end of the Performance Period, the Corporation shall pay to the Grantee a number of Performance Shares equal to the number to which the Grantee would have been entitled under Section 2 above based on the performance of the Corporation during the full fiscal quarters completed during the Performance Period until the date of the Change in Control. Such payment shall occur 30 days following the Change in Control (or as soon as administratively practicable thereafter).

         7. Transferability. The Performance Shares subject to this Agreement are personal to the Grantee and may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee until they become earned as provided in this Agreement; provided, however, that the Grantee's rights with respect to such Performance Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7, shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Performance Shares.

         8. No Employment Contract. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Corporation and its Subsidiaries, nor limit or affect in any manner the right of the Corporation and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee. Any economic or other benefit to the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation and its Subsidiaries, unless provided otherwise in any such plan.

         9. Compliance with Law. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange; provided, however, notwithstanding any other provision of this Agreement, no Common Shares shall be delivered if the delivery thereof would result in a violation of any such law or listing requirement.

         10. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of
Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Grantee). In particular, to the extent the Grantee has a right to receive payment pursuant to Sections 3 or 6 that is subject to Section 409A of the Code and the event triggering the right to payment does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in Sections 3, 5 or 6 above, issuance of the Common Shares will be made, to the extent necessary to comply with Section 409A of the Code, to the Grantee on the earlier of (a) the Grantee's "separation from service" with the Corporation (determined in accordance with Section 409A); provided, however, that if the Grantee is a "specified employee" (within the meaning of Section 409A) at such time, the Grantee's date of issuance of the Common Shares shall be the date that is six months after the date of the Grantee's separation from service with the Corporation; (b) the date the payment would otherwise occur under this Agreement; or (c) the Grantee's death. Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

         11. Unsecured Creditor. The Grantee acknowledges that no assets of the Corporation or any Subsidiary shall be segregated for the purpose of delivering Common Shares under this Agreement or shall be held (or deemed to be held) in trust for the benefit of the Grantee. It is the intention of the Grantee and the Corporation that all payment obligations under this Agreement shall constitute at all times general unsecured obligations of the Corporation and its Subsidiaries.

         12. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

         13. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

         14. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of Performance Shares.

         15. Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Corporation.

         16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

         17. Notices. Any notice to the Corporation provided for herein shall be in writing to the Corporation and any notice to the Grantee shall be addressed to the Grantee at his or her address on file with the Corporation. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

         18. Deferral of Performance Shares. Notwithstanding anything contained herein to the contrary, the Grantee may elect to defer receipt of the Performance Shares in accordance with the terms and conditions of the Directors and Executives Deferred Compensation Plan (or any successor plan).

                     (Signatures are on the following page)

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate, as of the day and year first above written.



                                            CH ENERGY GROUP, INC.

                                            By: _______________________________

                                            Name:______________________________

                                            Title:_____________________________



         The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of Performance Shares granted thereunder on the terms and conditions set forth herein and in the Plan.



                                            GRANTEE

                                            -----------------------------------